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Exhibit 3

FINANCIAL STATEMENT REQUEST FORM

NOTICE TO SHAREHOLDERS OF:

GEAC COMPUTER CORPORATION LIMITED
(the "Corporation")

        As a registered or non-registered beneficial holder of Common Shares of the Corporation, you have the option to receive the Corporation's interim financial statements and related management discussion and analysis ("MD&A"), the Corporation's annual financial statements and related MD&A, or both. If you would like to receive financial statements please complete and return the form below. A copy of the requested financial statements and related MD&A will be sent to the person or company that made the request, without charge, by the later of (i) the filing deadline for the financial statements requested, and (ii) 10 calendar days after the issuer receives the request.

        If you do not complete and return the form below you will not receive the Corporation's interim and annual financial statements. If you are a non-registered beneficial holder, failure to return the form below will override the standing instructions on the client response form you delivered to your broker upon opening your account. You may change your instructions at any time by contacting your broker or by contacting the Corporation's transfer agent, Computershare Trust Company of Canada, at 1 800 564 6253.

        The completed form should be mailed to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 (by facsimile: 1-866-249-7775).

        The mailing list will be updated each year and, therefore, a form such as this one will be required from you annually in order for you to receive interim and annual financial statements. All other unitholder mailings will continue to be mailed to registered and non-registered beneficial shareholder in the normal manner without the completion of this form.

Please complete and detach here

TO:
GEAC COMPUTER CORPORATION LIMITED (the "Corporation")

CUSIP # 368289104	Company Code GACQ	Class Code CO2

        The undersigned certifies that he/she/it is the owner of common shares of the Corporation, and requests that he/she/it receive: (you may select one or both of the following options)

☐ interim financial statements and related MD&A.

☐ annual financial statements and related MD&A.

Name (please print)
Address
City/Province (or State)/Postal Code
Signature of shareholder or authorized signatory	Dated

        Please complete and return this document to the address below. As the supplemental list will be updated each year, a form like this one will be required from you annually in order for your name to remain on the list.

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  Exhibit 3